Exhibit 5.1

Daniel I. Goldberg

+1 212 479 6722

dgoldberg@cooley.com

October 16, 2020

X4 Pharmaceuticals, Inc.

61 North Beacon Street, 4th Floor

Boston, MA 02134

Ladies and Gentlemen:

You have requested our opinion with respect to certain matters in connection with the issuance and sale by X4 Pharmaceuticals, Inc., a Delaware corporation (the “Company”) of up to $50,000,000 shares (the “Shares”) of the Company’s common stock, par value $0.001 per share (the “Common Stock”), pursuant to a Registration Statement on Form S-3 (No. 333-242372) (the “Registration Statement”) filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”), the related prospectus included in the Registration Statement (the “Base Prospectus”), and the prospectus supplement filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations of the Act (together with the Base Prospectus, the “Prospectus”). The Shares are to be sold by the Company pursuant to that certain Common Stock Purchase Agreement, dated as of October 14, 2020 (the “Purchase Agreement”), by and between the Company and Aspire Capital Fund, LLC.

In connection with this opinion, we have examined and relied upon (a) the Registration Statement and the Prospectus, (b) the Company’s Restated Certificate of Incorporation, as amended, and Amended and Restated Bylaws, each as currently in effect, and (c) originals or copies certified to our satisfaction, of such records, documents, certificates, opinions, memoranda and other instruments as in our judgment are necessary or appropriate to enable us to render the opinion expressed below. We have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to originals of all documents submitted to us as copies; the accuracy, completeness and authenticity of certificates of public officials and the due authorization, execution and delivery of all documents by all persons other than the Company where due execution and delivery are a prerequisite to the effectiveness thereof. As to certain factual matters, we have relied upon a certificate of an officer of the Company and have not independently verified such matters.

We have assumed (i) each sale of the Shares will be duly authorized by the Board of Directors of the Company, a duly authorized committee thereof or a person or body pursuant to an authorization granted in accordance with Section 152 of the General Corporation Law of the State of Delaware (the “DGCL”) and (ii) that no more than 20,000,000 Shares will be sold. We express no opinion to the extent that future issuances of securities of the Company and/or anti-dilution adjustments to outstanding securities of the Company cause the number of shares of Common Stock outstanding or issuable upon conversion or exercise of outstanding securities of the Company to exceed the number of Shares then issuable under the Purchase Agreement.

Our opinion herein is expressed solely with respect to the DGCL. We express no opinion to the extent that any other laws are applicable to the subject matter hereof and express no opinion and provide no assurance as to compliance with any federal or state securities law, rule or regulation.

Cooley LLP    55 Hudson Yards, New York, New York 10001-2157

Telephone: +1 212 479 6000, Facsimile: +1 212 479 6275

X4 Pharmaceuticals, Inc.

Page Two

On the basis of the foregoing and in reliance thereon, and subject to the qualifications herein stated, we are of the opinion that the Shares, when sold and issued in accordance with the Registration Statement, the Prospectus and the Purchase Agreement, will be validly issued, fully paid and nonassessable.

We hereby consent to the reference to our firm under the captions “Legal Matters” in the Prospectus and to the filing of this opinion as an exhibit to a current report of the Company on Form 8-K to be filed with the Commission for incorporation by reference of this opinion into the Registration Statement.

Very truly yours, COOLEY LLP

By:	/s/ Daniel I. Goldberg
Daniel I. Goldberg, Partner